Exhibit 5.1

OPINION OF COUNSEL OF THE COMPANY

December 17, 2018

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

Las Vegas, NV 89150

Ladies and Gentlemen:

As counsel for Southwest Gas Holdings, Inc. (the “Company”), I have examined the prospectus supplement dated December 17, 2018 and the accompanying base prospectus dated December 13, 2017 (such documents, collectively, the “Prospectus”) that form a part of the Company’s effective registration statement on Form S-3 (File No. 333-222047) (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 511,414 shares of the Company’s $1 par value Common Stock (the “Stock”) pursuant to the provisions of the Company’s Dividend Reinvestment and Direct Stock Purchase Plan. I also have examined the steps taken by the Company and its Board of Directors in connection with the authorization and proposed issuance and sale of the Stock, and I am familiar with resolutions adopted by the Board of Directors of the Company. As to questions of fact material to this opinion, I have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, I have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to all originals of all documents submitted to me as copies, and the authenticity of the originals of such copies.

Based on the foregoing, subject to the qualifications, assumptions and limitations stated herein, and upon such other matters as I deem relevant in the circumstances, it is my opinion that subject to the actions authorized by the Company’s Board of Directors, the Stock, upon issuance and sale thereof in the manner specified in the Prospectus and Registration Statement, will be duly authorized, legally and validly issued, fully paid, and nonassessable outstanding Stock of the Company. The foregoing opinion is limited to the law of the State of California.

I hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K, which Form 8-K will be incorporated by reference into the Registration Statement and the Prospectus, and I further consent to the use of my name under the caption “Interests of Named Counsel” in the Registration Statement and the Prospectus which forms a part thereof. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ Dana R. Walsh

Dana R. Walsh, Senior Counsel